EXHIBIT 10.5.1

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                           MASTER REPURCHASE AGREEMENT

                                    Between:

                         Goldman Sachs Mortgage Company,
                    a New York limited partnership, as Buyer

                                       and

                    American Home Mortgage Acceptance, Inc.,
                             a Maryland corporation

                                       and

                          American Home Mortgage Corp.,
                       a New York corporation, as Sellers

                           Dated as of August 31, 2005


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                                TABLE OF CONTENTS

                                                                            Page


Section 1.  Applicability....................................................1
Section 2.  Definitions......................................................1
Section 3.  Initiation; Termination.........................................12
Section 4.  Margin Amount Maintenance.......................................15
Section 5.  Periodic Advance Repurchase Payments; Late Payment Fee;
            Income..........................................................16
Section 6.  Requirements of Law.............................................16
Section 7.  Taxes...........................................................17
Section 8.  Security Interest; Buyer's Appointment as Attorney-In-Fact......20
Section 9.  Payment, Transfer and Custody...................................21
Section 10. Intentionally Omitted...........................................22
Section 11. Representations.................................................22
Section 12. Covenants.......................................................26
Section 13. Events of Default...............................................30
Section 14. Remedies........................................................31
Section 15. Indemnification and Expenses; Recourse..........................33
Section 16. Servicing.......................................................34
Section 17. Due Diligence...................................................35
Section 18. Assignability...................................................35
Section 19. Transfer and Maintenance of Register............................36
Section 20. Hypothecation or Pledge of Purchased Mortgage Loans.............36
Section 21. Tax Treatment...................................................37
Section 22. Set-Off.........................................................37
Section 23. Terminability...................................................37
Section 24. Notices and Other Communications................................37
Section 25. Entire Agreement; Severability; Single Agreement................37
Section 26. Governing Law...................................................38
Section 27. Submission to Jurisdiction; Waivers.............................38
Section 28. No Waivers, Etc.................................................39
Section 29. Netting.........................................................39
Section 30. Confidentiality.................................................39
Section 31. Intent..........................................................40
Section 32. Disclosure Relating to Certain Federal Protections..............40
Section 33. Authorizations..................................................41
Section 34. Acknowledgement of Anti-Predatory Lending Policies..............41
Section 35. Miscellaneous...................................................41
Section 36. Joint and Several Liability.....................................41
Section 37. General Interpretive Principles.................................41


EXHIBITS

SCHEDULE 1        Representations and Warranties Re:  Mortgage Loans
SCHEDULE 2        UCC Filing Jurisdiction
EXHIBIT A         Form of Opinion Letter
EXHIBIT B         Form of Transaction Request
EXHIBIT C         Mortgage Loan Schedule Fields
EXHIBIT D         Underwriting Guidelines
EXHIBIT E         Servicer Notice
EXHIBIT F         Form of Section 7 Certificate


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                           MASTER REPURCHASE AGREEMENT

      This is a MASTER REPURCHASE AGREEMENT dated as of August 31, 2005, between AMERICAN HOME MORTGAGE ACCEPTANCE, INC., a Maryland corporation ("AHMA"), AMERICAN HOME MORTGAGE CORP., a New York corporation ("AHMC"; AHMA and AHMC are also each referred to as a "Seller," and collectively as "Sellers") and GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership ("Buyer").

Section 1. Applicability

      From time to time, the parties hereto may enter into transactions in which Sellers agree to sell to Buyer certain Eligible Mortgage Loans (as defined below) in exchange for an amount paid by Buyer, with a simultaneous agreement by Sellers to re-purchase from Buyer such Eligible Mortgage Loans at a date certain in exchange for an amount paid by Sellers. As more fully described herein, each such transaction shall be referred to as a "Transaction" and, unless otherwise agreed in writing, shall be governed by this Agreement.

Section 2. Definitions

      As used herein, the following terms shall have the following meanings (all terms defined in this Section 2 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

      "1934 Act" shall have the meaning set forth in Section 32 hereof.

      "Accepted Servicing Practices" shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

      "Additional Purchased Mortgage Loans" shall have the meaning specified in
Section 4.

      "Affiliate" shall mean with respect to any Person, any "affiliate" of such Person, as such term is defined in the Bankruptcy Code.

      "Agreement" shall mean this Master Repurchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

      "AHMA" shall have the meaning provided in the heading hereof.

      "AHMC" shall have the meaning provided in the heading hereof.

      "Appraised Value" shall mean the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

      "Assignment and Acceptance" shall have the meaning set forth in Section 18 hereof.

      "Assignment of Mortgage" shall have the meaning set forth in the Custodial Agreement.

      "Asset Value" shall mean with respect to each Mortgage Loan, as of any date of determination, the lesser of (i) the Purchase Price Percentage multiplied by the Market Value of such Mortgage Loan and (ii) the outstanding principal balance of such Mortgage Loan. Without limiting the generality of the foregoing, Sellers acknowledge that the Asset Value may be reduced to zero by Buyer if:


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      (a) such Mortgage Loan ceases to be an Eligible Mortgage Loan;

      (b) a First Payment Default occurs with respect to such Purchased Mortgage Loan;

      (c) such Purchased Mortgage Loan contains a breach of a representation or warranty made by any Seller in the Facility Documents;

      (d) the Purchased Mortgage Loan has been released from the possession of Custodian for a period in excess of 10 calendar days or 45 days in the case of a release to any Person previously approved by Buyer in its reasonable discretion;

      (e) Buyer has determined in its sole discretion that the Purchased Mortgage Loan is not eligible for whole loan sale or securitization in a transaction consistent with the prevailing sale and securitization industry;

      (f) Sellers have delivered a lost note affidavit in lieu of an original Mortgage Note, unless the then current Market Value of all Mortgage Loans that Sellers have delivered a lost note affidavit in lieu of an original Mortgage
Note is less than $5,000,000 ;

      (g) a judgment for foreclosure has been entered or which has otherwise been comparably converted to REO Property.

      "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

      "Business Day" shall mean a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the State of New York or
(iii) any day on which the New York Stock Exchange is closed.

      "Buyer" shall have the meaning provided in the heading hereof.

      "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

      "Cash Equivalents" shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of Buyer or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of Buyer or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the


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date of acquisition backed by standby letters of credit issued by Buyer or any commercial bank satisfying the requirements of clause (b) of this definition or
(g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

      "Change in Control" shall mean:

   (a) any transaction or event as a result of which Guarantor ceases to own all of the capital stock and other beneficial interests of AHMA or any transaction as a result of which American Home Mortgage Holdings, Inc., a Delaware corporation, ceases to own all of the capital stock and other beneficial interests in AHMC; or

   (b) the sale, transfer, or other disposition of all or substantially all of a Seller's assets (excluding any such action taken in connection with any whole loan sale or securitization transaction); or

   (c) the consummation of a merger or consolidation of a Seller with or into another entity or any other corporate reorganization (in one transaction or in a series of transactions).

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "CLTV" shall mean, with respect to any Second Lien Mortgage Loan, the sum of the original principal balance of such Mortgage Loan and the outstanding principal balance of any other loan secured by the applicable Mortgaged Property as of the date of origination of the Mortgage Loan, divided by the Appraised Value of such Mortgaged Property as of the origination date.

      "Confidential Terms" shall have the meaning set forth in Section 30 hereof.

      "Costs" shall have the meaning set forth in Section 15(a) hereof.

      "Custodial Agreement" shall mean that certain Custodial Agreement dated as of the date hereof, among Sellers, Buyer and Custodian, as the same may be amended from time to time.

      "Custodian" shall mean Deutsche Bank National Trust Company, or any successor thereto under the Custodial Agreement.

      "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

      "Defaulting Party" shall have the meaning set forth in Section 29 hereof.

       "Dollars" and "$" shall mean lawful money of the United States of America.

      "Due Date" shall mean the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

      "Due Diligence Costs" shall have the meaning set forth in Section 17 hereof.

      "Due Diligence Review" shall mean the performance by Buyer of any or all of the reviews permitted under Section 17 hereof with respect to any or all of the Mortgage Loans, as desired by Buyer from time to time.

      "Effective Date" shall mean the date upon which the conditions precedent set forth in Section 3(a) shall have been satisfied.


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      "Electronic Tracking Agreement" shall mean that certain Electronic
Tracking Agreement dated as of the date hereof, among Buyer, Sellers, Custodian, MERS and MERSCORP, Inc., a Delaware corporation, as the same may be amended from time to time.

      "Eligible Mortgage Loan" shall mean a Purchased Mortgage Loan which complies with the representations and warranties set forth on Schedule 1 to this Agreement.

      "ERISA" shall, with respect to any Person, mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

      "ERISA Affiliate" shall, with respect to any Person, mean any Person which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which such Person is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which such Person is a member.

      "Escrow Payments" shall mean, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

      "Event of Default" shall have the meaning specified in Section 13 hereof.

      "Event of ERISA Termination" shall, with respect to any Seller or Guarantor, mean (i) with respect to any Plan, a reportable event, as defined in
Section 4043 of ERISA, as to which the PBGC has not by regulation waived the reporting of the occurrence of such event, or (ii) the withdrawal of such Person or any of its ERISA Affiliates from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by such Person or any of its ERISA Affiliates thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
Section 302(e) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by such Person or any of its ERISA Affiliates to terminate any Plan, or (v) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or
Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if such Person or any of its ERISA Affiliates fails to timely provide security to the Plan in accordance with the provisions of said Sections, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by such Person or any of its ERISA Affiliates of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for such Person or any of its ERISA Affiliates to incur liability under Title IV of ERISA or under Section 412(c)(11) of the Code with respect to any Plan.

      "Excluded Taxes" shall have the meaning specified in Section 7(e) hereof.

      "Facility Documents" shall mean this Agreement, the Custodial Agreement, the Guaranty Agreement, the Electronic Tracking Agreement and, in each case, any other documents executed and delivered in connection therewith


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      "Fannie Mae" shall mean Fannie Mae, or any successor thereto.

      "FDIA" shall have the meaning set forth in Section 31 hereof.

      "FDICIA" shall have the meaning set forth in Section 31 hereof.

      "Financial Statements" shall mean the consolidated financial statements of Sellers prepared in accordance with GAAP for the year or other period then ended. Such financial statements will be audited, in the case of annual statements, by Deloitte & Touche LLP.

      "First Lien Mortgage Loan" shall mean a Mortgage Loan secured by a first Lien on the related Mortgaged Property.

      "First Payment Default" shall mean, with respect to a Mortgage Loan, the failure of the Mortgagor to make the first Monthly Payment due under such Mortgage Loan on or before its scheduled Due Date.

      "Fitch" shall mean Fitch Ratings, Inc., or any successor thereto.

      "Freddie Mac" shall mean Freddie Mac, or any successor thereto.

      "GAAP" shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

      "Governmental Authority" shall mean any nation or government, any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing.

      "GS Indebtedness" shall mean any Indebtedness of Sellers or Guarantor under the Facility Documents and under any other arrangement between any Seller, Guarantor and/or any of their respective Affiliates on the one hand, and Buyer and/or an Affiliate of Buyer on the other hand.

      "Guarantee" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

      "Guarantor" shall mean American Home Mortgage Investment Corp., a Maryland corporation.


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      "Guaranty Agreement" shall mean that certain Guaranty dated as of the date hereof, executed by Guarantor in favor of Buyer.

      "High Cost Mortgage Loan" shall mean a Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or
(b) a "high cost," "threshold," "covered," or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

      "Income" shall mean, with respect to any Mortgage Loan at any time, any principal thereof then payable and all interest, dividends or other distributions payable thereon.

      "Increased Cost Certificate" shall have the meaning set forth in Section 6(a) hereof.

      "Indebtedness" shall mean, with respect to any Person, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person;
(f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

      "Indemnified Party" shall have the meaning set forth in Section 15(a) hereof.

      "Insolvency Event" shall mean, for any Person:

   (a) that such Person or any Affiliate shall discontinue or abandon operation of its business; or

   (b) that such Person or any Affiliate shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or

   (c) a proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of such Person or its Affiliate in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or its Affiliate, or for any substantial part of its property, or for the winding-up or liquidation of its affairs; or

   (d) the commencement by such Person or its Affiliate of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such Person's or its Affiliate's consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment of or taking possession by a receiver,


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      liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors; or

   (e) that such Person or its Affiliate shall become insolvent; or

   (f) if such Person or its Affiliate is a corporation, such Person or its Affiliate, or any of their respective Subsidiaries, shall take any corporate action in furtherance of, or the action of which would result in any of the actions set forth in the preceding clause (a), (b), (c), (d) or
      (e).

      "Late Payment Fee" shall have the meaning set forth in Section 5(b) hereof.

      "LIBOR Rate" shall mean, with respect to each day a Transaction is outstanding, the rate per annum equal to the rate appearing at page 5 of the Telerate Screen as one-month LIBOR on such date (and if such date is not a Business Day, the LIBOR Rate in effect on the Business Day immediately preceding such date), and if such rate shall not be so quoted, the rate per annum at which Buyer or its Affiliate is offered dollar deposits at or about 10:00 a.m., New York City time, on such date, by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its Transactions are then being conducted for delivery on such day for a period of one month and in an amount comparable to the amount of the Transactions outstanding on such day.

      "Lien" shall mean any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.

      "LTV" shall mean with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within 12 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

      "Margin Call" shall have the meaning specified in Section 4.

      "Margin Deficit" shall have the meaning specified in Section 4.

      "Market Value" shall mean, as of any date with respect to any Purchased Mortgage Loan, the price at which such Mortgage Loan could readily be sold as determined by Buyer in its sole discretion.

      "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition or prospects of any Seller, Guarantor or any of their respective Affiliates, (b) the ability of any Seller, Guarantor or any of their respective Affiliates to perform their respective obligations under any of the Facility Documents to which it is a party, (c) the validity or enforceability of any of the Facility Documents, (d) the rights and remedies of Buyer or its Affiliates under any of the Facility Documents, (e) the timely payment of any amounts payable under the Facility Documents, or (f) the Asset Value of the Purchased Mortgage Loans, taken as a whole.

      "Maximum Purchase Price" shall mean Seven Hundred Fifty Million Dollars ($750,000,000).

      "MERS" shall mean Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor thereto.


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      "MERS System" shall mean the system of recording transfers of mortgages electronically maintained by MERS.

      "Monthly Payment" shall mean the scheduled monthly payment of principal and interest on a Mortgage Loan.

      "Moody's" shall mean Moody's Investor's Service, Inc. or any successors thereto.

      "Mortgage" shall mean each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a first or second lien on real property and other property and rights incidental thereto.

      "Mortgage File" shall have the meaning specified in the Custodial
Agreement.

      "Mortgage Interest Rate" shall mean the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

      "Mortgage Loan" shall mean any loan evidenced by a Mortgage Note and secured by a Mortgage encumbering Mortgaged Property consisting of a one-to-four family residence.

      "Mortgage Loan Schedule" shall mean with respect to any Transaction as of any date, a mortgage loan schedule in the form of a computer tape or other electronic medium generated by Sellers and delivered to Buyer and Custodian, which provides information (including, without limitation, the information set forth on Exhibit C attached hereto) relating to the Purchased Mortgage Loans in a format acceptable to Buyer.

      "Mortgage Loan Schedule and Exception Report" shall have the meaning set forth in the Custodial Agreement.

      "Mortgage Note" shall mean the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

      "Mortgaged Property" shall mean the real property securing repayment of the debt evidenced by a Mortgage Note.

      "Mortgagor" shall mean the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

      "Multiemployer Plan" shall mean, with respect to any Person, a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to (or required to be contributed to) by such Person or any ERISA Affiliate thereof on behalf of its employees and which is covered by Title IV of ERISA.

      "Non-Excluded Taxes" shall have the meaning set forth in Section 7(a) hereof.

      "Non-Exempt Buyer" shall have the meaning set forth in Section 7(e) hereof.

      "Nondefaulting Party" shall have the meaning set forth in Section 29 hereof.

      "Obligations" shall mean (a) any amounts due and payable by any Seller to Buyer in connection with any Transaction hereunder, together with interest thereon (including interest which would be payable


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as post-petition interest in connection with any bankruptcy or similar proceeding) and all other amounts, fees or expenses which are payable hereunder or under any of the Facility Documents and (b) all other obligations or amounts due and payable by any Seller to Buyer or an Affiliate of Buyer under any other contract or agreement.

      "OFAC" shall have the meaning set forth in Section 11(y) hereof.

      "Other Taxes" shall have the meaning set forth in Section 7(b) hereof.

      "Payment Date" shall mean the last day of each month, or if such date is not a Business Day, the Business Day immediately preceding the last day of the month.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Periodic Advance Repurchase Payment" shall have the meaning specified in
Section 5(a).

      "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

      "Plan" shall mean, with respect to a Seller, any employee benefit or similar plan that is or was at any time during the current year or immediately preceding five years established, maintained or contributed to by such Seller or any ERISA Affiliate thereof and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

      "PMI Policy" shall mean a policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

      "Post-Default Rate" shall mean a rate equal to the sum of (a) the Pricing Rate plus (b) two percent (2.00%).

      "Price Differential" shall mean, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post-Default Rate) for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date .

      "Pricing Rate" shall mean a rate per annum equal to the sum of (a) the LIBOR Rate plus (b) the Pricing Spread.

      "Pricing Spread" shall mean fifty basis points (0.50%).

      "Prohibited Person" shall have the meaning set forth in Section 11(y) hereof.

      "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

      "Purchase Date" shall mean the date on which Purchased Mortgage Loans are transferred by Seller to Buyer or its designee.

      "Purchase Price" shall mean, (a) on the Purchase Date, the price at which each Purchased Mortgage Loan is transferred by Sellers to Buyer which shall equal the lesser of (i) the Purchase Price Percentage multiplied by the Market Value of such Mortgage Loan on the Purchase Date and (ii) the outstanding principal balance of the Mortgage Loan and (b) thereafter, except where Buyer and Sellers agree otherwise, such Purchase Price determined in accordance with
(a) above, decreased by the amount of any cash, Income and Periodic Advance Repurchase Payments (in each case, other than Price Differential) actually received by Buyer on account of such Purchased Mortgage Loan pursuant to Sections 5 or applied to reduce Sellers' obligations under Section 4(b) hereof.

      "Purchase Price Percentage" shall mean ninety-eight percent (98.0%).

      "Purchased Mortgage Loans" shall mean the Mortgage Loans sold by Sellers to Buyer in a Transaction, and any Additional Purchased Mortgage Loans as evidenced by a Mortgage Loan Schedule and Exception Report delivered by Sellers to Buyer and/or a Trust Receipt.

      "Qualified Insurer" shall mean a mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and acceptable under the Underwriting Guidelines.

      "Rating Agency" shall mean any of S&P, Moody's or Fitch.

      "Records" shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Sellers or any other person or entity with respect to a Purchased Mortgage Loan. Records shall include the Mortgage Notes, any Mortgages, the Mortgage Files, the credit files related to the Purchased Mortgage Loan and any other instruments necessary to document or service a Mortgage Loan.

      "Register" shall have the meaning set forth in Section 19 hereof.

      "Regulations T, U and X" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

      "REO Property" shall mean a Mortgaged Property acquired through foreclosure or by deed in lieu of foreclosure.

      "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .21, .22, .24, .26, .27 or .28 of PBGC Reg. ss. 4043.

      "Repurchase Assets" shall have the meaning provided in Section 8 hereof.

      "Repurchase Date" shall mean the date on which Sellers are to repurchase the Purchased Mortgage Loans subject to a Transaction from Buyer as specified in the related Transaction Request, or if not so specified, on a date requested pursuant to Section 3(d) or on the Termination Date, including any date determined by application of the provisions of Sections 3 or 14.

      "Repurchase Price" shall mean the price at which Purchased Mortgage Loans are to be transferred from Buyer or its designee to Sellers upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination.

      "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, procedure or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "S&P" shall mean Standard & Poor's Ratings Services, or any successor thereto.

      "SEC" shall have the meaning set forth in Section 32 hereof.

      "Second Lien Mortgage Loan" shall mean a Mortgage Loan secured by a second lien on the related Mortgaged Property.

      "Section 4402" shall have the meaning set forth in Section 29 hereof.

      "Section 7 Certificate" shall have the meaning set forth in Section 7(e) hereof.

      "Seller" or "Sellers" shall have the meaning provided in the heading hereof.

      "Servicer" shall mean American Home Mortgage Servicing, Inc., a Maryland corporation.

      "Servicer Notice" shall have the meaning set forth in Section 16 hereof.

      "Single-Employer Plan" shall mean a single-employer plan as defined in
Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.

      "SIPA" shall have the meaning set forth in Section 32 hereof.

      "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

      "Tangible Net Worth" shall mean, for any Person as of a particular date,
(a) all amounts which would be included under capital on a balance sheet of such Person at such date, determined in accordance with GAAP, less (b) (i) amounts owing to such Person from its Affiliates, or from officers, employees, shareholders or other Persons similarly affiliated with such Person, (ii) intangible assets and (iii) deferred tax charge.

      "Taxes" shall have the meaning set forth in Section 7(a) hereof.

      "Termination Date" shall mean the date which is 45 days from the date hereof which shall be October 15, 2005.

      "Transaction" shall have the meaning specified in Section 1.

      "Transaction Request" shall mean a request from Sellers to Buyer to enter into a Transaction.

      "Trust Receipt" shall have the meaning set forth in the Custodial
Agreement.

      "Underwriting Guidelines" shall mean the underwriting guidelines of Sellers, attached hereto as Exhibit D.

      "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non perfection of the security interest in any Repurchase Assets or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non perfection.

Section 3. Initiation; Termination

      (a) Conditions Precedent to Initial Transaction. Buyer's agreement to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Sellers any fees and expenses payable hereunder, and all of the following documents, each of which shall be satisfactory to Buyer and its counsel in form and substance:

            (i) The following Facility Documents delivered to Buyer:

                  (A) Repurchase Agreement. This Agreement, duly executed by the parties thereto;

                  (B) Guaranty Agreement. The Guaranty Agreement, duly executed by the parties thereto;

                  (C) Custodial Agreement. The Custodial Agreement, duly executed by the parties thereto; and

                  (D) Electronic Tracking Agreement. The Electronic Tracking Agreement entered into, duly executed and delivered by the parties thereto.

            (ii) Opinions of Counsel. An opinion or opinions of outside counsel to Sellers (or, in Buyer's sole discretion, in-house counsel to Sellers), substantially in the form of Exhibit A.

            (iii) Organizational Documents. A certificate of corporate existence of each Seller and Guarantor delivered to Buyer prior to the Effective Date (or if unavailable, as soon as available thereafter) and certified copies of the charter and by-laws (or equivalent documents) of each Seller and Guarantor and of all corporate or other authority for each Seller and Guarantor with respect to the execution, delivery and performance of the Facility Documents and each other document to be delivered by Sellers or Guarantor from time to time in connection herewith.

            (iv) Security Interest. Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer's interest in the Purchased Mortgage Loans and other Repurchase Assets have been taken, including, without limitation, UCC searches and duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

            (v) Underwriting Guidelines. A true and correct copy of the Underwriting Guidelines certified by an officer of each Seller.

            (vi) Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.

      (b) Conditions Precedent to all Transactions. Upon satisfaction of the conditions set forth in this Section 3(b), Buyer shall enter into a Transaction with Sellers. Buyer's obligation to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:

            (i) Due Diligence Review. Without limiting the generality of Section 17 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Mortgage Loans and Seller and Guarantor.

            (ii) No Default. No Default shall have occurred and be continuing under the Facility Documents.

            (iii) Representations and Warranties. Both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Sellers in Section 11 hereof, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

            (iv) Maximum Purchase Price. After giving effect to the requested Transaction, the aggregate outstanding Purchase Price for all Purchased Mortgage Loans subject to then outstanding Transactions under this Agreement shall not exceed the Maximum Purchase Price.

            (v) No Margin Deficit. After giving effect to the requested Transaction, the Asset Value of all Purchased Mortgage Loans exceeds the aggregate Purchase Price for such Transactions.

            (vi) Transaction Request. On or prior to 10:00 a.m. (New York Time) one (1) day prior to the applicable Purchase Date, Sellers shall have delivered to Buyer (a) a Transaction Request, and (b) a Mortgage Loan Schedule.

            (vii) Delivery of Mortgage File. Sellers shall have delivered to Custodian the Mortgage File with respect to each Purchased Mortgage Loan and Custodian shall have issued a Trust Receipt with respect to each such Purchased Mortgage Loan to Buyer.

            (viii) Servicer Notice. A fully executed Servicer Notice.

            (ix) Fees and Expenses. Sellers shall have paid to Buyer all reasonable fees and expenses of counsel to Buyer as contemplated by Section 15(b) which amounts, at Buyer's option, may be withheld from the proceeds remitted by Buyer to the Sellers pursuant to any Transaction hereunder.

            (x) No Material Adverse Change. None of the following shall have occurred and/or be continuing:

                  (A) an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a "repo market" or comparable "lending market" for financing debt obligations secured by securities or an event or events shall have occurred resulting in Buyer not being able to finance Purchased Mortgage Loans through the "repo market" or "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

                  (B) an event or events shall have occurred resulting in the effective absence of a "securities market" for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

                  (C) there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement;

                  (D) On or after the Effective Date, there shall have occurred
      (i) a material change in financial markets, an outbreak or escalation of hostilities or a material change in national or international political, financial or economic conditions; (ii) a general suspension of trading on major stock exchanges or suspension of trading in Guarantor's stock; or
      (iii) a disruption in or moratorium on commercial banking activities or securities settlement services.

      Each Transaction Request delivered by Sellers shall constitute a certification by Sellers that all the conditions set forth in this Section 3(b) (other than clause (x) hereof) have been satisfied (both as of the date of such notice or request and as of Purchase Date).

      (c) Initiation.

            (i) Sellers shall deliver a Transaction Request to Buyer on or prior to the date and time set forth in Section 3(b)(vi) prior to entering into any Transaction, substantially in the form attached as Exhibit B hereto. The Transaction Request shall specify any additional terms or conditions of the Transaction agreed to by Sellers and Buyer and not inconsistent with this Agreement. Each Transaction Request, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Sellers with respect to the Transaction to which the Transaction Request relates, and Buyer's disbursement and any Seller's acceptance of the related proceeds shall constitute Buyer's and Sellers' agreement to the terms of such Transaction Request. It is the intention of the parties that each Transaction Request shall not be separate from this Agreement but shall be made a part of this Agreement. In the event that any terms or conditions of any Transaction Request are inconsistent, or in direct conflict, with this Agreement, the terms of this Agreement shall prevail; provided that the Transaction Request and this Agreement shall be construed to be cumulative to the extent possible. Such Transaction Request shall include a Mortgage Loan Schedule with respect to the Mortgage Loans to be sold in such requested Transaction.

            (ii) The Repurchase Date for each Transaction shall not be later than the Termination Date.

            (iii) Subject to the terms and conditions of this Agreement, during such period Sellers may sell to Buyer, repurchase from Buyer and resell to Buyer Eligible Mortgage Loans hereunder.

            (iv) No later than the date and time set forth in Section 3(b)(vi), the Sellers shall deliver to Custodian the Mortgage Loan File pertaining to each Eligible Mortgage Loan to be purchased by Buyer.

            (v) Subject to the provisions of this Section 3, the Purchase Price will then be made available to Sellers by Buyer transferring, via wire transfer, in the aggregate amount of such Purchase Price in funds immediately available.

      (d) Repurchase

            (i) Sellers may repurchase Purchased Mortgage Loans without penalty or premium on any date. The Repurchase Price payable for the repurchase of any such Purchased Mortgage Loan shall be reduced as provided in Section 5(d). If Sellers intend to make such a repurchase, Sellers shall give one (1) Business Day's prior written notice thereof to Buyer, designating the Purchased Mortgage Loans to be repurchased. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, and, on receipt, such amount shall be applied to the Repurchase Price for the designated Purchased Mortgage Loans.

            (ii) On the Repurchase Date, termination of the Transaction will be effected by reassignment to Sellers or their designee of the Purchased Mortgage Loans (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the Obligations of Sellers pursuant to
Section 5) against the simultaneous transfer of the Repurchase Price to an account of Buyer. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan (but liquidation or foreclosure proceeds received by Buyer shall be applied to reduce the Repurchase Price for such Purchased Mortgage Loan on each Payment Date except as otherwise provided herein). Sellers are obligated to obtain the Mortgage Files from Custodian or Buyer or its designee at Sellers' expense on the Repurchase Date.

Section 4. Margin Amount Maintenance

      (a) Buyer shall determine the Asset Value of the Purchased Mortgage Loans at such intervals as determined by Buyer in its sole discretion.

      (b) If at any time the aggregate Asset Value of all related Purchased Mortgage Loans subject to all Transactions is less than the aggregate Purchase Price for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Sellers (as such notice is more particularly set forth below, a "Margin Call"), require Sellers to transfer to Buyer or its designee cash or Eligible Mortgage Loans approved by Buyer in its sole discretion ("Additional Purchased Mortgage Loans") so that the aggregate Asset Value of the Purchased Mortgage Loans, including any such cash or Additional Purchased Mortgage Loans, will thereupon equal or exceed the aggregate Purchase Price for all Transactions. In the event Buyer delivers a Margin Call to Sellers on any Business Day, Sellers shall be required to transfer cash or Additional Purchased Mortgage Loans no later than 5 p.m. (New York City time) on the subsequent Business Day.

      (c) Buyer's election, in its sole and absolute discretion, not to make a Margin Call at any time there is a Margin Deficit shall not in any way limit or impair its right to make a Margin Call at any time a Margin Deficit exists.

      (d) Any cash transferred to Buyer pursuant to Section 4(b) above shall be credited against the Repurchase Price of the related Transactions.

Section 5. Periodic Advance Repurchase Payments; Late Payment Fee; Income

      (a) Notwithstanding that Buyer and Sellers intend that the Transactions hereunder be sales to Buyer of the Purchased Mortgage Loans for all purposes except accounting and tax purposes, Sellers shall pay to Buyer the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Sellers to Buyer) plus the amount of any unpaid Margin Deficit (each such payment, a "Periodic Advance Repurchase Payment") on each Payment Date. Notwithstanding the preceding sentence, if Sellers fail to make all or part of the Periodic Advance Repurchase Payment by 3:00 p.m. (New York time) on any Payment Date, the Pricing Rate shall be equal to the Post-Default Rate until the Periodic Advance Repurchase Payment is received in full by Buyer.

      (b) If Sellers shall fail to pay in full any accrued Periodic Advance Repurchase Payment, Repurchase Price or any other amount due and payable to Buyer under the Facility Documents (whether on the Repurchase Date, Termination Date, by acceleration or otherwise), a late fee (the "Late Payment Fee") shall accrue on such amount at a rate equal to the Post-Default Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Late Payment Fees payable hereunder shall accrue daily and shall be payable upon such accrual.

      (c) For so long as no Event of Default has occurred, (i) Buyer hereby grants Sellers a license to directly receive all Income paid or distributed on or in respect of the Repurchase Assets; (ii) all Income constituting principal or unscheduled prepayments in respect of a Repurchase Asset that is received by Buyer, shall be retained by Buyer and shall be applied by Buyer to reduce the Repurchase Price of such Transaction Asset; and (iii) all other Income received by Buyer shall be remitted to Sellers.

      (d) The license granted under Section 5(c) above shall automatically terminate upon the occurrence of an Event of Default without further act or instrument. Any and all Income in respect of Transaction Assets received by any Seller following the termination of such license (which shall automatically occur following the occurrence of an Event of Default) shall be paid by Sellers to Buyer and shall be applied by Buyer to reduce the amounts that comprise the Obligations in any manner that it shall elect. Until so paid by Sellers to Buyer, all Income received by Sellers shall be held by Sellers in trust for Buyer, segregated from other funds of Sellers, and shall forthwith upon receipt by Sellers be turned over to Buyer in the exact form received by Sellers (duly endorsed by Sellers to Buyer, if required).

      (e) Buyer shall offset against the Repurchase Price of each such Transaction all Income and Periodic Advance Repurchase Payments actually received by Buyer, excluding any Late Payment Fees.

Section 6. Requirements of Law

      (a) If any Requirement of Law (other than with respect to any amendment made to Buyer's certificate of incorporation and by laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

            (i) shall subject Buyer to any Tax or increased Tax of any kind whatsoever with respect to this Agreement or any Transaction or change the basis of taxation of payments to Buyer in respect thereof;

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the LIBOR Rate hereunder;

            (iii) shall impose on Buyer any other condition;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, upon Sellers' receipt from Buyer of a certificate that sets forth in reasonable detail the good faith calculation of the additional amount or amounts as will compensate Buyer for such increased cost or reduced amount receivable and basis therefor (an "Increased Cost Certificate"), Sellers shall (i) promptly to pay Buyer such additional amount or amounts as set forth in the Increased Cost Certificate; or (ii) pay to Buyer the Repurchase Price applicable to all of the Transactions identified in the Increased Cost Certificate (which may include all of the Transactions) within two (2) Business Days after its receipt of the Increased Cost Certificate.

      (b) If Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to Buyer's certificate of incorporation and by laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer's or such corporation's capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer's or such corporation's policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, upon Sellers' receipt of an Increased Cost Certificate, Sellers shall (i) promptly pay to Buyer such additional amount or amounts as set forth in the Increased Cost Certificate; or (ii) pay to Buyer the Repurchase Price applicable to all of the Transactions identified in the Increased Cost Certificate (which may include all of the Transactions) within two (2) Business Days after its receipt of the Increased Cost Certificate.

      (c) If Buyer becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Sellers of the event by reason of which it has become so entitled. An Increased Cost Certificate as to any additional amounts payable pursuant to this Section submitted by Buyer to Sellers shall be conclusive in the absence of manifest error.

Section 7. Taxes

      (a) Any and all payments by Sellers under or in respect of this Agreement or any other Facility Documents to which Sellers are a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, "Taxes"), unless required by law. If any Seller shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Facility Documents to Buyer, (i) Sellers shall make all such deductions and withholdings in respect of Taxes, (ii) Sellers shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by Sellers shall be increased as may be necessary so that after Sellers have made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 7) Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term "Non-Excluded Taxes" are Taxes other than, in the case of Buyer, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which Buyer is organized or of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed as a result of Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Facility Documents (in which case such Taxes will be treated as Non-Excluded Taxes).

      (b) In addition, Sellers hereby agree to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Facility Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Facility Document (collectively, "Other Taxes").

      (c) Sellers hereby agree to indemnify Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 7 imposed on or paid by such Buyer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by Sellers provided for in this Section 7(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by Sellers under the indemnity set forth in this
Section 7(c) shall be paid within ten (10) days from the date on which Buyer makes written demand therefor.

      (d) Within thirty (30) days after the date of any payment of Taxes, Sellers (or any Person making such payment on behalf of Sellers) shall furnish to Buyer for its own account a certified copy of the original official receipt evidencing payment thereof. For purposes of subsection (e) of this Section 7, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

      (e) Buyer (including for avoidance of doubt any assignee, successor or participant) that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include "Incorporated," "Inc.," "Corporation," "Corp.," "P.C.," "insurance company," or "assurance company" (a "Non-Exempt Buyer") shall deliver or cause to be delivered to Sellers the following properly completed and duly executed documents:

            (i) in the case of a Non-Exempt Buyer that is not a United States person, a complete and executed (x) U.S. Internal Revenue Form W-8BEN with Part II completed in which Buyer claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or

            (ii) in the case of an individual, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit F (a "Section 7 Certificate") or (y) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

            (iii) in the case of a Non-Exempt Buyer that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments; or

            (iv) in the case of a Non-Exempt Buyer that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN claiming a zero rate of withholding (or any successor forms thereto) and a
Section 7 Certificate; or

            (v) in the case of a Non-Exempt Buyer that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia,
(x)(i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and
(ii) a Section 7 Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, "beneficial owners"), the documents that would be required by clause (i), (ii), (iii), (iv),
(vi), (vii) and/or this clause (v) with respect to each such beneficial owner if such beneficial owner were Buyer, provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Buyer is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary, all such determinations under this clause (v) to be made in the sole discretion of Sellers, provided, however, that Buyer shall be provided an opportunity to establish such compliance as reasonable; or

            (vi) in the case of a Non-Exempt Buyer that is disregarded for U.S. federal income tax purposes, the document that would be required by clause (i),
(ii), (iii), (iv), (v), (vii) and/or this clause (vi) of this Section 7(e) with respect to its beneficial owner if such beneficial owner were Buyer; or

            (vii) in the case of a Non-Exempt Buyer that (A) is not a United States person and (B) is acting in the capacity as an "intermediary" (as defined in U.S. Treasury Regulations), (x)(i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 7 Certificate, and (y) if the intermediary is a "non-qualified intermediary" (as defined in U.S. Treasury Regulations), from each person upon whose behalf the "non-qualified intermediary" is acting the documents that would be required by clause (i), (ii), (iii), (iv), (v), (vi), and/or this clause (vii) with respect to each such person if each such person were Buyer.

If the forms referred to above in this Section 7(e) that are provided by Buyer at the time Buyer first becomes a party to this Agreement or, with respect to a grant of a participation, the effective date thereof, indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than "Non-Excluded Taxes" ("Excluded Taxes") and shall not qualify as Non-Excluded Taxes unless and until Buyer provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date a Person becomes an assignee, successor or participant to this Agreement, Buyer transferor was entitled to indemnification or additional amounts under this Section 7, then Buyer assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that Buyer transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and Buyer assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes.

      (f) For any period with respect to which Buyer has failed to provide Sellers with the appropriate form, certificate or other document described in subsection (e) of this Section 7 (other than (i) if such failure is due to a change in any applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided, (ii) if such form, certificate or other document otherwise is not required under subsection (e) of this Section 7, or (iii) if it is legally inadvisable or otherwise commercially disadvantageous for Buyer to deliver such form, certificate or other document), Buyer shall not be entitled to indemnification or additional amounts under subsection (a) or (c) of this
Section 7 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should Buyer become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Sellers shall take such steps as Buyer shall reasonably request, to assist Buyer in recovering such Non-Excluded Taxes.

      (g) Without prejudice to the survival of any other agreement of Sellers hereunder, the agreements and obligations of Sellers contained in this Section 7 shall survive the termination of this Agreement. Nothing contained in this
Section 7 shall require Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

Section 8. Security Interest; Buyer's Appointment as Attorney-In-Fact

      (a) Security Interest. Although the parties intend that all Transactions hereunder be sales and purchases (other than for accounting and tax purposes) and not loans, in the event any such Transactions are deemed to be loans, Sellers hereby pledge to Buyer as security for the performance by Sellers of the Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in the Purchased Mortgage Loans, the Records, and all servicing rights related to the Purchased Mortgage Loans, the Facility Documents (to the extent such Facility Documents and Sellers' right thereunder relate to the Purchased Mortgage Loans), any Property relating to any Purchased Mortgage Loan or the related Mortgaged Property, all insurance policies and insurance proceeds relating to any Purchased Mortgage Loan or the related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, any Income relating to any Purchased Mortgage Loan and any contract rights, accounts (including any interest of Sellers in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Purchased Mortgage Loan and any other assets relating to the Purchased Mortgage Loans (including, without limitation, any other accounts) or any interest in the Purchased Mortgage Loans, all collateral under any other secured debt facility (including, without limitation, any facility documented as a repurchase agreement or similar purchase and sale agreement) between any Seller and/or its Affiliates on the one hand and Buyer and/or its Affiliates on the other, and any proceeds (including the related securitization proceeds) and distributions and any other property, rights, title or interests as are specified on a Trust Receipt and Mortgage Loan Schedule and Exception Report with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the "Repurchase Assets"). Sellers hereby authorize Buyer to file such financing statement or statements relating to the Repurchase Assets as Buyer, at its option, may deem appropriate. Sellers shall pay the filing costs for any financing statement or statements prepared pursuant to this
Section 8.

      (b) Buyer's Appointment as Attorney in Fact. Sellers hereby irrevocably constitute and appoint Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Sellers and in the name of Sellers or in its own name, from time to time in Buyer's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Sellers hereby give Buyer the power and right, on behalf of Sellers, without assent by, but with notice to, Sellers, if an Event of Default shall have occurred and be continuing, to do the following:

            (i) in the name of Sellers, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other Repurchase Assets whenever payable;

            (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets;

            (iii) (A) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Assets; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Repurchase Assets; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any proceeds thereof and to enforce any other right in respect of any Repurchase Assets; (E) to defend any suit, action or proceeding brought against Sellers with respect to any Repurchase Assets; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Repurchase Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer's option and Sellers' expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Repurchase Assets and Buyer's Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Sellers might do.

      Sellers hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

      Sellers also authorize Buyer, if an Event of Default shall have occurred, from time to time, to execute, in connection with any sale provided for in
Section 14 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.

      The powers conferred on Buyer hereunder are solely to protect Buyer's interests in the Repurchase Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Sellers for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

Section 9. Payment, Transfer and Custody

      (a) Unless otherwise mutually agreed in writing, all transfers of funds to be made by Sellers hereunder shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to Buyer at the following account maintained by Buyer: Account No. 40711421, for the account of Goldman Sachs Mortgage Company; Reference: American Home Mortgage Warehouse, Citibank, N.A., ABA No. 02100089, not later than 3:00 p.m. New York City time, on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Sellers acknowledge that they have no rights of withdrawal from the foregoing account.

      (b) On the Purchase Date for each Transaction, ownership of the Purchased Mortgage Loans shall be transferred to Buyer or its designee against the simultaneous transfer of the Purchase Price to the following account of Sellers (or as otherwise directed by Sellers): Account No. [_________________], for the account of [_________________] [BANK], ABA No. [_________________], Attn:
[_________________]. With respect to the Purchased Mortgage Loans being sold by any Seller on a Purchase Date, Sellers hereby sell, transfer, convey and assign to Buyer or its designee without recourse, but subject to the terms of this Agreement, all their respective right, title and interest in and to the Purchased Mortgage Loans together with all right, title and interest in and to the proceeds of any related Repurchase Assets.

      (c) In connection with such sale, transfer, conveyance and assignment, on or prior to each Purchase Date, Sellers shall deliver or cause to be delivered and released to Custodian the Mortgage File for the related Purchased Mortgage Loans.

Section 10. Intentionally Omitted

Section 11. Representations

      Sellers represent and warrant to Buyer that as any Purchase Date and as of the date of this Agreement and at all times while the Facility Documents and any Transaction hereunder is in full force and effect:

      (a) Acting as Principal. Sellers will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal).

      (b) No Broker. Sellers have not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Agreement.

      (c) Financial Statements. Guarantor has furnished to Buyer a copy of Guarantor's (a) consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the fiscal year ended December 31, 2004 and the related consolidated statements of income and retained earnings and of cash flows for Guarantor and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of Deloitte & Touche LLP and (b) consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the quarterly fiscal period(s) of Guarantor ended March 31, 2005 and June 30, 2005 and the related consolidated statements of income and retained earnings and of cash flows of Guarantor and its consolidated Subsidiaries for such quarterly fiscal period(s), setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of Guarantor and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since June 30, 2005, there has been no material adverse change in the consolidated business, operations or financial condition of Guarantor and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is Guarantor or Sellers aware of any state of facts which (without notice or the lapse of time) would or could result in any such material adverse change or could have a Material Adverse Effect and that Guarantor does not have, any liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Guarantor except as heretofore disclosed to Buyer in writing.

      (d) Organization, Etc. AHMA is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. AHMC is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Each Seller (a) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; (b) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect; and (c) has full power and authority to execute, deliver and perform its obligations under the Facility Documents.

      (e) Authorization, Compliance, Etc. The execution and delivery of, and the performance by each Seller of its obligations under, the Facility Documents to which it is a party (a) are within such Seller's powers, (b) have been duly authorized by all requisite action, (c) do not violate any provision of applicable law, rule or regulation, or any order, writ, injunction or decree of any court or other Governmental Authority, or its organizational documents, (d) do not violate any indenture, agreement, document or instrument to which such Seller or any of its Subsidiaries is a party, or by which any of them or any of their Properties, any of the Repurchase Assets is bound or to which any of them is subject and (e) are not in conflict with, do not result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by any Facility Document, result in the creation or imposition of any Lien upon any of the Property of such Seller or any of its Subsidiaries pursuant to, any such indenture, agreement, document or instrument. No Seller is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the consummation of the Transactions contemplated herein and the execution, delivery or performance of the Facility Documents to which it is a party.

      (f) Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting any Seller, Guarantor or any of their respective Subsidiaries or affecting any of the Repurchase Assets or any of the other Properties of Guarantor before any Governmental Authority which (i) questions or challenges the validity or enforceability of the Facility Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $5,000,000, (iii) individually or in the aggregate, if adversely determined, would have a Material Adverse Effect, or
(iv) requires filing with the SEC in accordance with its regulations.

      (g) Purchased Mortgage Loans.

            (i) Sellers have not assigned, pledged, or otherwise conveyed or encumbered any Purchased Mortgage Loan to any other Person, and immediately prior to the sale of any Mortgage Loan to Buyer, the applicable Seller was the sole owner of such Mortgage Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to Buyer hereunder.

            (ii) The provisions of this Agreement are effective to either constitute a sale of Repurchase Assets to Buyer or to create in favor of Buyer a valid security interest in all right, title and interest of Sellers in, to and under the Repurchase Assets.

      (h) Chief Executive Office/Jurisdiction of Organization. On the Effective Date, Sellers' chief executive offices are, and have been, located at 538 Broadhollow Road, Melville, New York 11747.

AHMA's jurisdiction of organization is Maryland and AHMC's jurisdiction of organization is New York.

      (i) Location of Books and Records. The location where each Seller keeps its books and records, including all computer tapes and records related to the Repurchase Assets is its chief executive office.

      (j) Enforceability. This Agreement and all of the other Facility Documents executed and delivered by Guarantor and Sellers in connection herewith are legal, valid and binding obligations of Sellers and Guarantor and are enforceable against Sellers and Guarantor in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and (ii) general principles of equity.

      (k) Ability to Perform. No Seller believes, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Facility Documents to which it is a party on its part to be performed

      (l) No Default. No Default has occurred and is continuing.

      (m) Underwriting Guidelines. The Underwriting Guidelines are the true and correct underwriting guidelines of Sellers.

      (n) Adverse Selection. No Seller has selected the Purchased Mortgage Loans in a manner so as to adversely affect Buyer's interests.

      (o) Tangible Net Worth. Guarantor's Tangible Net Worth is greater than Six Hundred Eighty-Five Million Dollars ($685,000,000).

      (p) Accurate and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of any Seller and Guarantor to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Facility Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of any Seller or Guarantor to Buyer in connection with this Agreement and the other Facility Documents and the transactions contemplated hereby and thereby including without limitation, the information set forth in the related Mortgage Loan Schedule, will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to Sellers, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Facility Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

      (q) Margin Regulations. The use of all funds acquired by Sellers under this Agreement will not conflict with or contravene any of Regulations T, U or X.

      (r) Investment Company. None of Sellers, Guarantor nor any of their respective Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      (s) Solvency. As of the date hereof and immediately after giving effect to each Transaction, the fair value of the assets of each Seller and Guarantor is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of any Seller or Guarantor in accordance with GAAP) of such Person and each Seller and Guarantor are solvent and, after giving effect to the transactions contemplated by this Agreement and the other Facility Documents, will not be rendered insolvent or left with an unreasonably small amount of capital with which to conduct its business and perform its obligations. No Seller or Guarantor intends to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature. No Seller or Guarantor is contemplating the commencement of an insolvency, bankruptcy, liquidation, or consolidation proceeding or the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of itself or any of its property.

      (t) ERISA.

            (i) No liability under Sections 4062, 4063, 4064 or 4069 of ERISA has been or is expected by to be incurred by any Seller or Guarantor or any of their respective ERISA Affiliates with respect to any Plan which is a Single-Employer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

            (ii) No Plan which is a Single-Employer Plan had an accumulated funding deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof. No Seller or Guarantor nor any of their respective ERISA Affiliates is (A) required to give security to any Plan which is a Single-Employer Plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, or (B) subject to a Lien in favor of such a Plan under Section 412(n) of the Code or Section 302(f) of ERISA.

            (iii) Each Plan of Sellers, Guarantor, their respective Subsidiaries and ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any Material Adverse Effect.

            (iv) No Seller or Guarantor nor any of their respective Subsidiaries has incurred a tax liability under Chapter 43 of the Code or a penalty under
Section 502 of ERISA which has not been paid in full, except where the incurrence of such tax or penalty would not result in a Material Adverse Effect.

            (v) No Seller or Guarantor nor any of their respective Subsidiaries nor any of their respective ERISA Affiliates has incurred or reasonably expects to incur any withdrawal liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

      (u) Taxes. Sellers and Guarantor and their respective Subsidiaries have timely filed all tax returns that are required to be filed by them and have timely paid all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. There are no Liens for Taxes, except for statutory liens for Taxes not yet due and payable.

      (v) No Reliance. Each Seller has made its own independent decisions to enter into the Facility Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. No Seller is relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

      (w) Plan Assets. No Seller or Guarantor is an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Mortgage Loans are not "plan assets" within the meaning of 29 CFR ss.2510.3-101.

      (x) No Prohibited Persons. No Seller or Guarantor nor any of their respective Affiliates, officers, directors, partners or members, is a Person (or to Sellers' or Guarantor's knowledge, owned or controlled by a Person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 ("EO13224"); (ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control ("OFAC") most current list of "Specifically Designated National and Blocked Persons" (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports "terrorism", as that term is defined in EO13224; or (iv) who is otherwise affiliated with any Person listed above (any and all Persons described in clauses (i) through (iv) above are herein referred to as a "Prohibited Person").

Section 12. Covenants

      On and as of the date of this Agreement and each Purchase Date and at all times until this Agreement is no longer in force, Sellers covenant as follows:

      (a) Preservation of Existence; Compliance with Law. Each Seller and Guarantor shall:

            (i) Preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business;

            (ii) Comply with the requirements of all applicable laws, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws);

            (iii) Maintain all licenses, permits or other approvals necessary for such Person to conduct its business and to perform its obligations under the Facility Documents, and shall conduct its business strictly in accordance with applicable law;

            (iv) Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; and

            (v) Permit representatives of Buyer, upon reasonable notice (unless an Event of Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Buyer.

      (b) Taxes. Each Seller and Guarantor shall timely file all tax returns that are required to be filed by it and shall timely pay all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted with respect to which adequate reserves have been provided.

      (c) Notice of Proceedings or Adverse Change. Sellers shall give notice to Buyer immediately after any knowledge of:

            (i) the occurrence of any Default;

            (ii) any (a) default or event of default under any Indebtedness of any Seller or Guarantor that is greater than $5,000,000 individually or in the aggregate or (b) litigation, investigation, regulatory action or proceeding that is pending or threatened by or against any Seller or Guarantor in any federal or state court or before any Governmental Authority which, if not cured or if adversely determined, would reasonably be expected to have a Material Adverse Effect or constitute a Default, and (c) any Material Adverse Effect with respect to any Seller or Guarantor;

            (iii) any litigation or proceeding that is pending or threatened against (a) Sellers in which the amount involved exceeds $5,000,000 and is not covered by insurance, in which injunctive or similar relief is sought, or which, would reasonably be expected to have a Material Adverse Effect and (b) any litigation or proceeding that is pending or threatened in connection with any of the Repurchase Assets, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

            (iv) and, as soon as reasonably possible, notice of any of the following events:

                  (A) a change in the insurance coverage of Sellers or Guarantor, with a copy of evidence of same attached;

                  (B) any material change in accounting policies or financial reporting practices of Sellers or Guarantor;

                  (C) promptly upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Facility Document) on, or claim asserted against, any of the Repurchase Assets; and

                  (D) any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect.

      (d) Financial Reporting. Sellers and Guarantor shall maintain a system of accounting established and administered in accordance with GAAP, and furnish to Buyer promptly, from time to time, such other information regarding the business affairs, operations and financial condition of Sellers and Guarantor as Buyer may reasonably request.

      (e) Visitation and Inspection Rights. Each Seller permit Buyer to inspect, and take all other reasonable actions permitted under Section 17 hereof.

      (f) Reimbursement of Expenses. Each Seller shall promptly reimburse Buyer for all expenses as the same are incurred by Buyer as required by Section 15(b) hereof.

      (g) Further Assurances. Sellers shall execute and deliver to Buyer all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that Buyer may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the Facility Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first-priority of the security interests created or intended to be created hereby. Sellers shall do all things necessary to preserve the Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Sellers and Guarantor will comply with all rules, regulations, and other laws of any Governmental Authority and cause the Repurchase Assets to comply with all applicable rules, regulations and other laws. Sellers shall fully perform or cause to be performed when due all of its obligations under any Repurchase Assets or the Facility Documents.

      (h) True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of each Seller, Guarantor or any of their respective Affiliates or any of their officers furnished to Buyer hereunder and during Buyer's diligence of Sellers and/or Guarantor are and will be true and complete and do not omit to disclose any material facts necessary to make the statements therein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by Sellers and/or Guarantor to Buyer pursuant to the Facility Documents shall be prepared in accordance with GAAP, or in the case of SEC filings, the appropriate SEC accounting requirements.

      (i) ERISA Events.

            (i) Promptly upon becoming aware of the occurrence of any Event of ERISA Termination which together with all other Events of ERISA Termination occurring within the prior 12 months involve a payment of money by or a potential aggregate liability of Sellers or Guarantor or any of their respective ERISA Affiliates or any combination of such Persons in excess of $1,000,000, Sellers shall give Buyer a written notice specifying the nature thereof, what action Sellers or Guarantor or any of their respective ERISA Affiliates has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

            (ii) Promptly upon receipt thereof, Sellers shall furnish to Buyer copies of (i) all notices received by Sellers or Guarantor or any of their respective ERISA Affiliates of the PBGC's intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by Sellers or Guarantor or any of their respective ERISA Affiliates from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving withdrawal liability in excess of $1,000,000; and (iii) all funding waiver requests filed by any Seller or Guarantor or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed, and all communications received by any Seller or Guarantor any their respective ERISA Affiliates from the Internal Revenue Service with respect to any such funding waiver request.

      (j) No Adverse Selection. Sellers shall not select Eligible Mortgage Loans to be sold to Buyer as Purchased Mortgage Loans using any type of adverse selection or other selection criteria which would adversely affect Buyer.

      (k) Servicer Approval. Sellers shall not cause the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to Servicer with the execution of this Agreement.

      (l) Books and Records. Sellers shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Repurchase Assets in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Repurchase Assets.

      (m) Illegal Activities. No Seller or Guarantor shall engage in any conduct or activity that could subject its assets to forfeiture or seizure.

      (n) Material Change in Business. No Seller or Guarantor shall make any material change in the nature of its business as carried on at the date hereof.

      (o) Disposition of Assets; Liens. No Seller shall create, incur, assume or suffer to exist any Lien of any nature whatsoever on any of the Repurchase Assets, whether real, personal or mixed, now or hereafter owned, other than the Liens created in connection with the transactions contemplated by this Agreement; nor shall Sellers cause any of the Purchased Mortgage Loans to be sold, pledged, assigned or transferred.

      (p) Transactions with Affiliates. No Seller shall enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with any Affiliate, unless such transaction is (a) not otherwise prohibited in this Agreement, (b) in the ordinary course of such Seller's business and (c) upon fair and reasonable terms no less favorable to such Seller, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

      (q) ERISA Matters.

            (i) No Seller shall permit any event or condition which is described in the definition of "Event of ERISA Termination" to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of Event of ERISA Termination occurring within the prior 12 months, involves the payment of money by or an incurrence of liability of Sellers or any ERISA Affiliate thereof, or any combination of such entities in an amount in excess of $1,000,000.

            (ii) No Seller shall be an employee benefit plan as defined in
Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and Sellers shall not use "plan assets" within the meaning of 29 CFR ss.2510.3-101 to engage in this Agreement or the Transactions hereunder.

      (r) Consolidations, Mergers and Sales of Assets. No Seller shall (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided that a Seller may merge or consolidate with another Person if such Seller is the corporation surviving such merger.

      (s) Guarantees. No Seller shall create, incur, assume or suffer to exist any Guarantees, except to the extent reflected in such Seller's financial statements or notes thereto.

      (t) Servicing Tape. Sellers shall each provide (or cause Servicer to provide) to Buyer on the fifth Business Day of each month a computer readable file containing servicing information, including without limitation, a Mortgage Loan Schedule, details of Income, remittance monies, collection performance, delinquencies, expected dispositions and sales, and such other fields specified by Buyer from time to time, on a Repurchase Asset by Repurchase Asset basis and in the aggregate, with respect to the Repurchase Assets serviced hereunder by Servicer.

      (u) Underwriting Guidelines No Seller shall amend or otherwise modify the Underwriting Guidelines in any material respect without the prior written consent of Buyer, not to be unreasonably withheld. Without limiting the foregoing, in the event that Seller makes any amendment or modification to the Underwriting Guidelines, such Seller shall promptly deliver to Buyer a complete copy of the amended or modified Underwriting Guidelines.

Section 13. Events of Default

      If any of the following events (each an "Event of Default") occur, Sellers and Buyer shall have the rights set forth in Section 14, as applicable:

      (a) Payment Default. Sellers shall default in (i) the payment of any Periodic Advance Payment, Repurchase Price or Price Differential with respect to any Transaction when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment); or (ii) the payment of any other Obligations, when the same shall become due and payable, whether at the due date thereof, or by acceleration or otherwise; or

      (b) Representation and Warranty Breach. Any representation, warranty or certification made or deemed made herein or in any other Facility Document by Sellers or Guarantor or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Mortgage Loans furnished in writing by on behalf of Sellers shall prove to have been untrue or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Market Value of the Purchased Mortgage Loans; unless (i) Sellers shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made; or (ii) any such representations and warranties have been determined in good faith by Buyer in its sole discretion to be materially false or misleading on a regular basis); or

      (c) Immediate Covenant Default. The failure of any Seller to perform, comply with or observe any term, covenant or agreement applicable to Sellers contained in any of Sections 12(a), (j), (l), (p) (q) or (r); or

      (d) Additional Covenant Defaults. Any Seller shall fail to observe or perform any other covenant or agreement contained in this Agreement (and not identified in clause (c) of Section 13.01) or any other Facility Document, and if such default shall be capable of being remedied, and such failure to observe or perform shall continue unremedied for a period of three (3) Business Days; or

      (e) Judgments. A judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against any Seller or Guarantor or any of their respective Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof, and such Person(s) shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

      (f) Cross-Default.

            (i) Any Seller, Guarantor or any of their respective Affiliates shall be in default under any Indebtedness or any other contract to which it is a party, which default involves Indebtedness or an obligation in excess of $5,000,000; or

            (ii) Any Seller, Guarantor or any of their respective Affiliates shall be in default under any GS Indebtedness or other agreement with Buyer and/or its Affiliates, which default involves GS Indebtedness or an obligation in excess of $250,000; or

      (g) Insolvency Event. An Insolvency Event shall have occurred with respect to any Seller or Guarantor; or

      (h) Enforceability. For any reason, any Facility Document at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its respective terms, or any Lien granted pursuant thereto shall fail to be perfected and of first priority, or any Person (other than Buyer) shall contest the validity, enforceability, perfection or priority of any Lien granted pursuant thereto, or any party thereto (other than Buyer) shall seek to disaffirm, terminate, limit or reduce its obligations hereunder; or

      (i) Liens. Any Seller shall grant, or suffer to exist, any Lien on any Repurchase Asset (except any Lien in favor of Buyer); or at least one of the following fails to be true (A) the Repurchase Assets shall not have been sold to Buyer, or (B) the Liens contemplated hereby shall cease or fail to be first priority perfected Liens on any Repurchase Assets in favor of Buyer or shall be Liens in favor of any Person other than Buyer; or

      (j) Material Adverse Change. Any material adverse change in the Property, business, prospects, financial condition or operations of Guarantor, any Seller or any of their respective Affiliates shall occur, in each case as determined by Buyer in its sole good faith discretion, or any other condition shall exist which, in Buyer's sole good faith discretion, constitutes a material impairment of such Person's ability to perform its obligations under this Agreement or any other Facility Document; or

      (k) ERISA. (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Seller, Guarantor or any of their respective ERISA Affiliates, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) any Seller, Guarantor or any of their respective ERISA Affiliates shall, or in the reasonable opinion of Buyer be likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

      (l) Change of Control. A Change of Control of any Seller shall have occurred.

Section 14. Remedies

      (a) If an Event of Default occurs, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

            (i) At the option of Buyer, exercised by prior written notice to Sellers (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event of any Seller), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur. Buyer shall (except upon the occurrence of an Insolvency Event of any Seller) give prior written notice to such Seller of the exercise of such option as promptly as practicable.

            (ii) If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

                  (A) Sellers' obligations in such Transactions to repurchase all Purchased Mortgage Loans, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subsection (a)(i) of this Section, (1) shall thereupon become immediately due and payable and (2) all Income received by Buyer after such exercise or deemed exercise shall be retained by Buyer and applied to reduce the amounts that comprise the Obligations in any manner that it shall elect; and

                  (B) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-Default Rate in effect following an Event of Default to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section (decreased as of any day by (i) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, and (ii) any proceeds from the sale of Purchased Mortgage Loans applied to the Repurchase Price pursuant to subsection (a)(iv) of this Section.

            (iii) Upon the occurrence of an Events of Default, Buyer shall have the right to obtain physical possession of all files of Sellers relating to the Purchased Mortgage Loans and the Repurchase Assets and all documents relating to the Purchased Mortgage Loans which are then or may thereafter come in to the possession of Sellers or any third party acting for such Seller (including, without limitation, Servicer) and Sellers shall deliver to Buyer such assignments as Buyer shall request. Buyer shall be entitled to specific performance of all agreements of Sellers contained in the Facility Documents.

            (iv) At any time on the Business Day following notice to Sellers (which notice may be the notice given under subsection (a)(i) of this Section), in the event Sellers have not repurchased all Purchased Mortgage Loans, Buyer may (A) immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as Buyer may deem satisfactory any or all Purchased Mortgage Loans and the Repurchase Assets subject to a such Transactions hereunder and apply the proceeds thereof to the Obligations in any manner that it shall elect or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give Sellers credit for such Purchased Mortgage Loans and the Repurchase Assets in an amount equal to the Market Value of the Purchased Mortgage Loans against the Obligations in any manner that it shall elect. The proceeds of any disposition of Purchased Mortgage Loans and the Repurchase Assets shall be applied as determined by Buyer in its sole discretion.

            (v) Sellers shall be liable to Buyer for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Buyer) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

            (vi) Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

      (b) Buyer may exercise one or more of the remedies available hereunder immediately upon the occurrence of an Event of Default and at any time thereafter without notice to Sellers. All rights and remedies arising under this Agreement are cumulative and not exclusive of any other rights or remedies which Buyer may have.

      (c) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Sellers hereby expressly waives any defenses Sellers might otherwise have to require Buyer to enforce its rights by judicial process. Sellers also waive any defense (other than a defense of payment or performance) Sellers might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Sellers recognize that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

      (d) To the extent permitted by applicable law, Sellers shall be liable to Buyer for interest on any amounts owing by such Seller hereunder, from the date Sellers becomes liable for such amounts hereunder until such amounts are (i) paid in full by Sellers or (ii) satisfied in full by the exercise of Buyer's rights hereunder. Interest on any sum payable by the Sellers to Buyer under this paragraph 14(d) shall be at a rate equal to the Post-Default Rate.

Section 15. Indemnification and Expenses; Recourse

      (a) Sellers agrees to hold Buyer, and its Affiliates and their respective direct and indirect partners, shareholders, members, officers, directors, employees, agents and advisors (each an "Indemnified Party") harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, "Costs"), relating to or arising out of this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Indemnified Party's gross negligence or willful misconduct. Without limiting the generality of the foregoing, Sellers agree to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Mortgage Loans relating to or arising out of any taxes incurred or assessed in connection with the ownership of the Mortgage Loans, that, in each case, results from anything other than the Indemnified Party's gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, Sellers will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by any Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from any Seller. Sellers also agree to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party's costs and expenses incurred in connection with the enforcement or the preservation of Buyer's rights under this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its outside counsel.

      (b) Sellers agree to pay as and when billed by Buyer all present and future reasonable out-of-pocket costs and expenses incurred by Buyer in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Facility Document. Sellers agrees to pay as and when billed by Buyer all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation filing fees and all the reasonable fees, disbursements and expenses of outside counsel to Buyer which amount may, at Buyer's option, be deducted from the Purchase Price paid for the first Transaction hereunder. Subject to the limitations set forth in Section 17 hereof, Sellers agree to pay Buyer all the reasonable out of pocket due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans submitted by Sellers for purchase under this Agreement, including, but not limited to, those out of pocket costs and expenses incurred by Buyer pursuant to Sections 15(b) and 17 hereof.

      (c) Sellers hereby acknowledge that the Obligations are recourse obligations of Sellers.

Section 16. Servicing

      (a) Sellers, on Buyer's behalf, shall contract with Servicer to service the Purchased Mortgage Loans consistent with the degree of skill and care that Sellers customarily require with respect to Mortgage Loans owned or managed by it and in accordance with Accepted Servicing Practices. Servicer shall (i) comply with all applicable Requirements of Law, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Buyer in any Mortgage Loans or any payment thereunder. Buyer may terminate the servicing of any Mortgage Loan with the then existing servicer in accordance with Section 16(d) hereof.

      (b) Each Seller shall cause Servicer to hold or cause to be held all escrow funds collected by Sellers with respect to any Purchased Mortgage Loans in trust accounts and shall apply the same for the purposes for which such funds were collected.

      (c) Sellers shall provide a Servicer Notice to the Servicer substantially in the form of Exhibit E hereto (a "Servicer Notice") and shall cause Servicer to acknowledge and agree to the same. Any successor or assignee of a Servicer shall be approved in writing by Buyer and shall acknowledge and agree to a Servicer Notice prior to such successor's assumption of servicing obligations with respect to the Repurchase Assets.

      (d) Upon the occurrence of a Event of Default, Buyer shall have the right to immediately terminate Servicer's right to service the Purchased Mortgage Loans without payment of any penalty or termination fee. Sellers shall cooperate in transferring the servicing of the Purchased Mortgage Loans to a successor servicer appointed by Buyer in its sole discretion.

      (e) If Sellers should discover that, for any reason whatsoever, any Person responsible to Sellers by contract for managing or servicing any such Purchased Mortgage Loan has failed to perform fully such Seller's obligations under the Facility Documents or any of the obligations of such entities with respect to the Purchased Mortgage Loans, such Seller shall promptly notify Buyer.

      (f) Sellers shall cause the Servicer to permit Buyer from time to time to inspect Servicer's servicing facilities, as the case may be, for the purpose of satisfying Buyer that Servicer has the ability to service the Purchased Mortgage Loans as provided in this Agreement.

      (g) After the Purchase Date with respect to a Transaction and until the Repurchase Date applicable thereto, Sellers shall have no right to modify or alter the terms of such Purchased Mortgage Loan and Sellers will have no obligation or right to repossess such Transaction Asset or substitute another Transaction Asset, except as provided in the Custodial Agreement.

Section 17. Due Diligence

      (a) Sellers acknowledge that Buyer has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, Sellers and Guarantor, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Sellers agree that upon reasonable prior notice to Sellers unless an Event of Default shall have occurred, in which case no notice is required, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of Servicer, Sellers and/or Custodian. Sellers also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, each Seller acknowledges that Buyer may purchase Mortgage Loans from Sellers based solely upon the information provided by Sellers to Buyer in the Mortgage Loan Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering broker's price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Each Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Sellers. Each Seller further agrees that Sellers shall pay all reasonable out-of-pocket costs and expenses incurred by Buyer in connection with Buyer's activities pursuant to this Section 17 ("Due Diligence Costs").

Section 18. Assignability

      (a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by any Seller without the prior written consent of Buyer. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement. Subject to the following sentence, Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Facility Documents pursuant to an executed assignment and acceptance by Buyer and assignee ("Assignment and Acceptance"), specifying the percentage or portion of such rights and obligations assigned. Notwithstanding the preceding sentence, if such assignment is to a Person that is not an Affiliate of Buyer and no Default shall have occurred and be continuing, any such assignment shall be subject to the prior written consent of Sellers, which consent shall not be unreasonably withheld, delayed or conditioned. Upon such assignment, (a) such assignee shall be a party hereto and to each Facility Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the Facility Documents. Unless otherwise stated in the Assignment and Acceptance, each Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Sellers.

      (b) Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement; provided, however, that (i) Buyer's obligations under this Agreement shall remain unchanged, (ii) Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) each Seller shall continue to deal solely and directly with Buyer in connection with Buyer's rights and obligations under this Agreement and the other Facility Documents except as provided in Section 7.

      (c) Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 18, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Sellers, Guarantor or any of their respective Subsidiaries or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of Sellers or any of their respective Subsidiaries; provided that such assignee or participant agrees in writing to hold such information subject to the confidentiality provisions of this Agreement.

      (d) In the event Buyer assigns all or a portion of its rights and obligations under this Agreement, the parties hereto agree to negotiate in good faith an amendment to this Agreement to add agency provisions similar to those included in repurchase agreements for similar syndicated repurchase facilities.

Section 19. Transfer and Maintenance of Register

      (a) Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 19, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of Buyer under this Agreement. Any assignment or transfer by Buyer of rights or obligations under this Agreement that does not comply with this Section 19 shall be treated for purposes of this Agreement as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 19(b) hereof.

      (b) Each Seller shall maintain a register (the "Register") on which it will record Buyer's rights hereunder, and each Assignment and Acceptance and participation. The Register shall include the names and addresses of Buyer (including all assignees, successors and participants) and the percentage or portion of such rights and obligations assigned. Failure to make any such recordation, or any error in such recordation shall not affect Sellers' obligations in respect of such rights. If Buyer sells a participation in its rights hereunder, it shall provide Sellers, or maintain as agent of such Seller, the information described in this paragraph and permit such Seller to review such information as reasonably needed for such Seller to comply with its obligations under this Agreement or under any applicable Requirement of Law.

Section 20. Hypothecation or Pledge of Purchased Mortgage Loans

      Title to all Purchased Mortgage Loans and Repurchase Assets shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Mortgage Loans. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Mortgage Loans or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Mortgage Loans. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Mortgage Loans delivered to Buyer by a Seller.

Section 21. Tax Treatment

      Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat each Transaction as indebtedness of Sellers that is secured by the Purchased Mortgage Loans and that the Purchased Mortgage Loans are owned by Sellers in the absence of a Default by Sellers. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

Section 22. Set-Off

      In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, without prior notice to Sellers, any such notice being expressly waived by each Seller to the extent permitted by applicable law, upon any amount becoming due and payable by Sellers hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer and/or any of its Affiliate to or for the credit or the account of Sellers, Guarantor or any of their respective Affiliates. Buyer agrees promptly to notify Sellers after any such set off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.

Section 23. Terminability

      Sellers acknowledge that:

      (a) each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, notwithstanding the payment of the Repurchase Price with respect thereto or the termination of any of the Facility Documents;

      (b) Buyer shall not be deemed to have waived any Default that may arise because any representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made; and

      (c) the covenants contained in this Agreement, including without limitation, the obligations of each Seller under Section 15 hereof, shall survive the termination of this Agreement.

Section 24. Notices and Other Communications

      Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a notice sent by mail or courier, upon receipt or refusal, in each case given or addressed as aforesaid.

Section 25. Entire Agreement; Severability; Single Agreement

      This Agreement, together with the Facility Documents, constitute the entire understanding between Buyer and Sellers with respect to the subject matter they cover and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Mortgage Loans. By acceptance of this Agreement, Buyer and each Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

      Buyer and each Seller acknowledges that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and each Seller agree (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transaction hereunder; (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and
(iv) to promptly provide notice to the other after any such set off or application.

Section 26. Governing Law

      THIS REPURCHASE AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

Section 27. Submission to Jurisdiction; Waivers

      BUYER AND EACH SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

            (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS REPURCHASE AGREEMENT AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

            (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

            (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED; AND

            (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

            (v) THE BUYER AND EACH SELLER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS REPURCHASE AGREEMENT, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 28. No Waivers, Etc.

      No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Facility Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 29. Netting

      If Buyer and Sellers are "financial institutions" as now or hereinafter defined in Section 4402 of Title 12 of the United States Code ("Section 4402") and any rules or regulations promulgated thereunder,

      (a) All amounts to be paid or advanced by one party to or on behalf of the other under this Agreement or any Transaction hereunder shall be deemed to be "payment obligations" and all amounts to be received by or on behalf of one party from the other under this Agreement or any Transaction hereunder shall be deemed to be "payment entitlements" within the meaning of Section 4402, and this Agreement shall be deemed to be a "netting contract" as defined in Section 4402.

      (b) The payment obligations and the payment entitlements of the parties hereto pursuant to this Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the "Defaulting Party") shall fail to honor any payment obligation under this Agreement or any Transaction hereunder, the other party (the "Nondefaulting Party") shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

Section 30. Confidentiality

      Buyer and each Seller hereby acknowledge and agree that all information provided by one party to any other regarding the terms set forth in any of the Facility Documents or the Transactions contemplated thereby (the "Confidential Terms") shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that
(i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, or
(iii) in the event of an Event of Default Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Mortgage Loans or otherwise to enforce or exercise Buyer's rights hereunder. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Facility Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Sellers may not disclose the name of or identifying information with respect to Buyer or any pricing terms (including, without limitation, the

Pricing Rate, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Buyer. The provisions set forth in this Section 30 shall survive the termination of this Agreement.

Section 31. Intent

      (a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Mortgage Loans subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

      (b) It is understood that either party's right to liquidate Mortgage Loans delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 14 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

      (c) The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

      (d) It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA).

      (e) This Agreement is intended to be a "repurchase agreement" and a "securities contract," within the meaning of Section 555 and Section 559 under the Bankruptcy Code.

Section 32. Disclosure Relating to Certain Federal Protections

      The parties acknowledge that they have been advised that:

      (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under
Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;

      (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

Section 33. Intentionally Omitted

Section 34. Acknowledgement of Anti-Predatory Lending Policies

      Sellers acknowledge that they have been informed that Buyer has in place internal policies and procedures that expressly prohibit its purchase of any High Cost Mortgage Loan.

Section 35. Miscellaneous

      (a) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      (b) Captions. The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

      (c) Acknowledgment. Each Seller hereby acknowledges that:

            (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Facility Documents;

            (ii) Buyer has no fiduciary relationship to either Seller; and

            (iii) no joint venture exists between Buyer and either Seller.

      (d) Documents Mutually Drafted. Each Seller and Buyer agree that this Agreement each other Facility Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

Section 36. Joint and Several Liability.

      Each Seller hereby acknowledges and agrees that such Seller shall be jointly and severally liable to Buyer for all representations, warranties, covenants, obligations and indemnities of Sellers hereunder.

Section 37. General Interpretive Principles

      For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

      (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

      (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

      (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

      (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

      (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

      (f) the term "include" or "including" shall mean without limitation by reason of enumeration; and

      (g) all times specified herein or in any other Facility Document (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

SELLERS:

AMERICAN HOME MORTGAGE ACCEPTANCE, INC.,         Address for Notices to Sellers:
a Maryland corporation
                                                 American Home Mortgage
                                                 Acceptance, Inc.
                                                 American Home Mortgage Corp.
By: /s/ Stephen A. Hozie                         538 Broadhollow Road
   ---------------------                         Melville, New York 11747
Name: Stephen A. Hozie                           Attention:  Alan B. Horn
Title: Executive Vice President and Chief        Telecopier No.:  800-209-7276
Financial Officer                                Telephone No.:  516-396-7703



AMERICAN HOME MORTGAGE CORP.,
a New York corporation

By: /s/ Stephen A. Hozie
   ---------------------
Name: Stephen A. Hozie
Title: Executive Vice President and Chief
Financial Officer




Acknowledged and Agreed:

GUARANTOR:

AMERICAN HOME MORTGAGE INVESTMENT CORP., a Maryland corporation

By: /s/ Stephen A. Hozie
   ----------------------
Name: Stephen A. Hozie
Title: Executive Vice President and Chief
Financial Officer

BUYER:                                           Address for Notices to Buyer:

GOLDMAN SACHS MORTGAGE COMPANY,                  Goldman Sachs Mortgage Company
a New York limited partnership                   85 Broad Street
                                                 New York, New York 10004
By:   Goldman Sachs Real Estate Funding Corp.,   Attention:  Anthony Preisano
      a New York corporation, as general         Telecopier No.:  212-428-9097
      partner                                    Telephone No.:  212-855-0393

      By: /s/ Howard Altarescu
         ---------------------
      Name: Howard Altarescu                     With a copy to:
      Title: Authorized Signatory
                                                 Clifford Chance US LLP
                                                 31 West 52nd Street
                                                 New York, New York 10019
                                                 Attention:  Frederick B. Utley,
                                                 III, Esq.
                                                 Telecopier No.:  212-878-8375
                                                 Telephone No.:  212-878-8356

                                   SCHEDULE 1

                REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS

      Each Seller represents and warrants to Buyer, with respect to each Mortgage Loan, that as of the Purchase Date for the purchase of any Purchased Mortgage Loans by Buyer from Sellers and as of the date of this Agreement and any Transaction hereunder and at all times while the Facility Documents and any Transaction hereunder is in full force and effect. For purposes of this Schedule 1 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Mortgage Loan if and when Sellers has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Mortgage Loan. With respect to those representations and warranties which are made to the best of each Seller's knowledge, if it is discovered by such Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding such Seller's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

      (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is complete, true and correct;

      (b) Payments Current. No payment required under the Mortgage Loan is 30 days or more delinquent nor has any payment under the Mortgage Loan been 30 days or more delinquent at any time since the origination of the Mortgage Loan;

      (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. No Seller has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

      (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to Custodian or to such other Person as Buyer shall designate in writing, and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of any related PMI Policy and the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to Custodian or to such other Person as Buyer shall designate in writing and the terms of which are reflected in the Mortgage Loan Schedule;

      (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either


                                    Exh. H-1
the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Mortgage Loan was originated;

      (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms to Fannie Mae and Freddie Mac. All individual insurance policies contain a standard mortgagee clause naming the applicable Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without 30 days' prior written notice to the mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of Buyer upon the consummation of the transactions contemplated by this Agreement. No Seller has engaged in, and has no knowledge of the Mortgagor's or any servicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by any Seller;

      (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Sellers shall maintain in its possession, available for Buyer's inspection, and shall deliver to Buyer upon demand, evidence of compliance with all such requirements;

      (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The relevant Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor;

      (i) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the Mortgaged Property may be a leasehold estate and consists of a single


                                    Exh. H-2
parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a low-rise condominium project, or an individual unit in a planned unit development and that no residence or dwelling is (i) a mobile home or (ii) a manufactured home, provided, however, that any condominium unit or planned unit development shall not fall within any of the "Ineligible Projects" of part VIII,
Section 102 of the Fannie Mae Selling Guide and shall conform with the Underwriting Guidelines. The Mortgage Property is not raw land;

      (j) Valid First and Second Lien. Each Mortgage is a valid and subsisting first lien, with respect to First Lien Mortgage Loans, or second lien, with respect to Second Lien Mortgage Loans, of record on a single parcel of real estate constituting the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time, subject in all cases to the exceptions to title set forth in the title insurance policy with respect to the related Mortgage Loan, which exceptions are generally acceptable to prudent mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. In no event shall any Mortgage Loan be in a lien position more junior than a second lien. The lien of the Mortgage is subject only to:

            (i) the lien of current real property taxes and assessments not yet due and payable;

            (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

            (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

            (iv) with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each First Lien Mortgage Loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and Sellers have full right to sell and assign the same to Buyer. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

      (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. The documents, instruments and


                                    Exh.H-3
agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan. The relevant Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

      (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

      (m) Ownership. The relevant Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to Buyer, such Seller will retain the Mortgage Files or any part thereof with respect thereto not delivered to Custodian, Buyer or Buyer's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and Sellers have good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, Buyer will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The relevant Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan;

      (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or
(iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

      (o) CLTV, LTV, PMI Policy. No Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%. No Mortgage Loan has an LTV greater than 100%. The LTV of the Mortgage Loan either is not more than 80% or the excess over 75% of the Appraised Value is and will be insured as to payment defaults by a PMI Policy until the LTV of such Mortgage Loan is reduced to 80%. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

      (p) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a


                                    Exh. H-4
title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the applicable Seller, its successors and assigns, as to the first priority lien (with respect to First Lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses
(1), (2), (3) and (4) of paragraph (j) of this Schedule 1, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The relevant Seller, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including any Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by any Seller;

      (q) No Defaults. Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and Sellers nor any of their respective Affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

      (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

      (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

      (t) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union,


                                    Exh. H-5
insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap are as set forth on the Mortgage Loan Schedule. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. Unless otherwise specified, the Mortgage Loan is payable on the first day of each month. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note;

      (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

      (v) Conformance with Agency and Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines (a copy of which is attached hereto as Exhibit D) The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and Sellers have not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

      (w) Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

      (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

      (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

      (z) (aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial


                                    Exh. H-6

Agreement for each Mortgage Loan have been delivered to Custodian. The relevant Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to Custodian;

      (bb) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is (i) acceptable to Fannie Mae or Freddie Mac or (ii) located in a condominium or planned unit development project which has received project approval from Fannie Mae or Freddie Mac. The representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been satisfied and remain true and correct;

      (cc) Transfer of Mortgage Loans. The Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by each Seller are not subject to the bulk transfer, bulk sale or similar statutory provisions in effect in any applicable jurisdiction (including, without limitation, Article 6 of the Uniform Commercial Code);

      (dd) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of each Seller's knowledge, such provision is enforceable;

      (ee) Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

      (ff) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Sellers, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

      (gg) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second, as applicable, lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

      (hh) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the


                                    Exh. H-7

Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair;

      (ii) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by each Seller with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, Sellers and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Sellers have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. The relevant Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

      (jj) Intentionally Omitted;

      (kk) No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

      (ll) Servicemembers Civil Relief Act of 2003. The Mortgagor has not notified Sellers, and such Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003;

      (mm) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by Sellers, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

      (nn) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and Sellers have complied with, all applicable law with respect to the making of the Mortgage Loans. Sellers shall maintain such statement in the Mortgage File;


                                    Exh. H-8

      (oo) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

      (pp) Value of Mortgaged Property. No Seller has knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by Sellers generally secured by properties in the same geographic area as the related Mortgaged Property;

      (qq) No Defense to Insurance Coverage. No Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of Buyer in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of Buyer. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to any Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, PMI Policy or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Sellers, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

      (rr) Escrow Analysis. With respect to each Mortgage, Sellers have within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

      (ss) Prior Servicing. Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices;

      (tt) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by Sellers to Buyer, that such Seller has full right and authority and is not precluded by law or contract from furnishing such information to Buyer and Buyer is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The relevant Seller shall hold Buyer harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with Buyer's secondary marketing operations and the purchase and sale of mortgages or Servicing Rights thereto;

      (uu) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the


                                    Exh. H-9

Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

      (vv) Prepayment Penalty. Each Mortgage Loan is subject to a Prepayment Penalty as provided in the related Mortgage Note unless otherwise as set forth on the Mortgage Loan Schedule hereof, and no Mortgage Loan has a Prepayment Penalty period in excess of five years;

      (ww) Predatory Lending Regulations; High Cost Loans; No Inclusion of Insurance. No Mortgage Loan (i) is subject to Section 226.32 of Regulation Z or any similar state law (relating to high interest rate credit/lending transactions), (ii) includes any single premium credit life or accident and health insurance or disability insurance or (iii) is a High Cost Mortgage Loan;

      (xx) Georgia Fair Lending Act. No Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003 which is secured by property located in the State of Georgia. There is no Mortgage Loan that was originated on or after March 7, 2003 that is a "high cost home loan" as defined under the Georgia Fair Lending Act;

      (yy) Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance a single-premium credit life insurance policy;

      (zz) Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to Buyer;

      (aaa) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

      (bbb) Regarding the Mortgagor. The Mortgagor is one or more natural persons;

      (ccc) Origination. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan;

      (ddd) Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to Buyer) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of Sellers, or is in the process of being recorded; and

      (eee) Compliance with Anti-Money Laundering Laws. Each Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); each Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the


                                   Exh. H-10

Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.


                                   Exh. H-11